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                                                                    Exhibit 21.1



                        SUBSIDIARIES OF THE REGISTRANT



Belden & Blake Corporation                              Jurisdiction of
Subsidiaries                                            Incorporation
- --------------------------                              ---------------

Belden & Blake Investments A.G. ....................... Switzerland

Belden & Blake Securities, Inc. ....................... Ohio

Belden & Blake (U.K.), Inc. ........................... Ohio

The Canton Oil & Gas Company .......................... Ohio

Engine Power Systems, Inc. ............................ Ohio

Peake Energy, Inc. .................................... Delaware

Target Oilfield Pipe & Supply Company ................. Ohio

Ward Lake Drilling, Inc. .............................. Michigan